Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the quarterly report of Pillarstone Capital REIT (the “Company”) on Form 10-Q for the period ending June 30, 2022 (the “Report”) with the Securities and Exchange Commission, I, Bradford D. Johnson, Chief Executive Officer and I, Daniel P. Kovacevic, Chief Financial Officer, of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and
(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

PILLARSTONE CAPITAL REIT
		By:	/s/ Bradford D. Johnson
Date:	August 12, 2022		Bradford D. Johnson Chief Executive Officer

PILLARSTONE CAPITAL REIT
		By:	/s/ Daniel P. Kovacevic
Date:	August 12, 2022		Daniel P. Kovacevic Chief Financial Officer